Exhibit 99.1

Westar Energy announces 3rd quarter 2014 results.
TOPEKA, Kan., Nov. 5, 2014 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $147 million, or $1.13 per share, for the third quarter 2014 compared with earnings of $133 million, or $1.04 per share, for the third quarter 2013. Earnings for the nine months ended September 30, 2014 were $270 million, or $2.08 per share, compared with $251 million, or $1.97 per share, for the same period in 2013.

Higher net income for the three months ended September 30, 2014 was driven largely by higher prices and lower operating and maintenance costs at the company’s power plants.

Higher net income for the nine months ended September 30, 2014 was largely driven by higher revenues. The higher revenues are due primarily to higher prices resulting from investments in transmission infrastructure and air quality controls and to a lesser extent to higher energy sales from cooler winter weather earlier this year and increased sales from industrial customers. The higher revenues were partially offset by an increase in general and administrative costs.

Earnings Guidance

The company tightened its 2014 earnings guidance to $2.35 to $2.45 per share with a bias towards the upper end of the range. The earnings guidance drivers are located under Supplemental Materials within the investor section of the company website at www.WestarEnergy.com.

Conference Call and Additional Company Information

Westar Energy management will host a conference call Thursday, Nov. 6 with the investment community at 9:30 a.m. ET (8:30 a.m. CT). Investors, media and the public may listen to the conference call by dialing 877-703-6106, participant code 64808703. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed third quarter financial information, the company's quarterly report on Form 10-Q for the period ended September 30, 2014 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

WESTAR ENERGY NEWS RELEASE    Page 1 of 3

Westar Energy announces 3rd quarter results

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, digital meters and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2013 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company's Quarterly Report on Form 10-Q filed Nov. 5, 2014, (a) under the heading "Forward-Looking Statements." (b) in ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and (c) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 10 and 12; and (3) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Media Contact:
Gina Penzig
Director, corporate communications
Phone: 785-575-8089
Gina.Penzig@westarenergy.com
Media line: 888-613-0003

Investor Contact:
Bruce Burns
Director, investor relations
Phone: 785-575-8227
Bruce.Burns@westarenergy.com

WESTAR ENERGY NEWS RELEASE    Page 2 of 3

Westar Energy announces 3rd quarter results

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2014	2013	Change	% Change	2014	2013	Change	% Change
	(Dollars In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$261,106	$237,984	$23,122	9.7	$629,064	$568,662	$60,402	10.6
Commercial	223,588	199,921	23,667	11.8	562,882	513,049	49,833	9.7
Industrial	113,039	98,410	14,629	14.9	314,518	282,155	32,363	11.5
Other retail	(6,032)	3,849	(9,881)	(256.7)	(17,587)	2,905	(20,492)	(705.4)
Total Retail Revenues	591,701	540,164	51,537	9.5	1,488,877	1,366,771	122,106	8.9
Wholesale	97,680	94,496	3,184	3.4	290,727	262,749	27,978	10.6
Transmission	67,145	52,410	14,735	28.1	192,311	156,725	35,586	22.7
Other	7,514	7,904	(390)	(4.9)	33,349	24,531	8,818	35.9
Total Revenues	764,040	694,974	69,066	9.9	2,005,264	1,810,776	194,488	10.7
OPERATING EXPENSES:
Fuel and purchased power	200,755	178,562	22,193	12.4	539,373	483,014	56,359	11.7
SPP network transmission costs	55,720	45,315	10,405	23.0	163,211	133,711	29,500	22.1
Operating and maintenance	84,213	93,377	(9,164)	(9.8)	277,841	265,532	12,309	4.6
Depreciation and amortization	72,279	68,861	3,418	5.0	213,270	203,305	9,965	4.9
Selling, general and administrative	60,977	54,245	6,732	12.4	179,633	157,668	21,965	13.9
Taxes other than income tax	34,677	30,408	4,269	14.0	104,248	91,889	12,359	13.4
Total Operating Expenses	508,621	470,768	37,853	8.0	1,477,576	1,335,119	142,457	10.7
INCOME FROM OPERATIONS	255,419	224,206	31,213	13.9	527,688	475,657	52,031	10.9
OTHER INCOME (EXPENSE):
Investment earnings	1,655	2,863	(1,208)	(42.2)	7,208	8,612	(1,404)	(16.3)
Other income	14,991	12,321	2,670	21.7	26,566	29,748	(3,182)	(10.7)
Other expense	(6,242)	(6,195)	(47)	(0.8)	(14,192)	(13,911)	(281)	(2.0)
Total Other Income	10,404	8,989	1,415	15.7	19,582	24,449	(4,867)	(19.9)
Interest expense	44,531	45,708	(1,177)	(2.6)	138,075	135,790	2,285	1.7
INCOME BEFORE INCOME TAXES	221,292	187,487	33,805	18.0	409,195	364,316	44,879	12.3
Income tax expense	71,532	52,392	19,140	36.5	132,643	106,514	26,129	24.5
NET INCOME	149,760	135,095	14,665	10.9	276,552	257,802	18,750	7.3
Less: Net income attributable to noncontrolling interests	2,378	1,970	408	20.7	6,742	6,344	398	6.3
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	$147,382	$133,125	$14,257	10.7	$269,810	$251,458	$18,352	7.3
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic earnings per common share	$1.13	$1.04	$0.09	8.7	$2.08	$1.97	$0.11	5.6
Diluted earnings per common share	$1.10	$1.04	$0.06	5.8	$2.04	$1.96	$0.08	4.1
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	130,196	127,445	2,751	2.2	129,526	127,318	2,208	1.7
Diluted	133,029	128,111	4,918	3.8	132,200	127,851	4,349	3.4
DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$0.34	$0.01	2.9	$1.05	$1.02	$0.03	2.9
Effective income tax rate	32.32%	27.94%			32.42%	29.24%

WESTAR ENERGY NEWS RELEASE    Page 3 of 3